As filed with the Securities and Exchange Commision on July 29, 2003

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STONE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

                                           Delaware                                                                 72-1235413
           (State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410
(Address of principal executive offices)

Stone Energy Corporation 2001 Amended and Restated Stock Option Plan
(Full Title of the Plan)

Andrew L. Gates, III
Vice President, Secretary and
General Counsel
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
 (Name and Address of Agent for Service)
(337) 237-0410
(Telephone Number, Including Area Code, of Agent for Service)

Alan P. Baden
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York 10103
(917) 206-8000
(917) 206-8100 (fax)

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,000,000 shares	$38.74(1)	$38,740,000(2)	$3,564.08

(1)	Calculated by dividing the proposed maximum aggregate offering price by 1,000,000 shares, the amount of additional shares to be registered.
(2)	The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is the product resulting from multiplying 1,000,000 shares, the number of shares registered by this Registration Statement as to which options may be granted under the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, by $38.74, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 23, 2003.

EXPLANATORY NOTE

        This Registration Statement is being filed to register the issuance of 1,000,000 additional shares of the common stock (“Common Stock”) of Stone Energy Corporation pursuant to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan (the “2001 Plan”), as amended, under the Securities Act of 1933, as amended. Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (Commission File No. 333-64448) registering the issuance of 3,225,000 shares of Common Stock under the 2001 Plan are incorporated herein by reference.

        Pursuant to the instructions to Part I of Form S-8, the prospectus which is to be used for Stone Energy Corporation’s issuance of the shares subject to the 2001 Plan is omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, as indicated in parentheses:

Exhibit No.		Exhibit
4.1*	-	Stone Energy Corporation 2001 Amended and Restated Stock Option Plan.
4.2	-	Form of Stone Energy Corporation Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-64448)).
4.3	-	Form of Stone Energy Corporation Nonemployee Directors' Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-64448)).
5.1*	-	Opinion of Vinson & Elkins L.L.P.
15.1*	-	Letter from Ernst & Young LLP regarding unaudited interim financial information
23.1*	-	Consent of Ernst & Young LLP
23.2*	-	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1*	-	Powers of Attorney (included on the original signature pages hereof).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on July 29, 2003.
STONE ENERGY CORPORATION /s/ James H. Prince James H. Prince Senior Vice President, Chief Financial Officer and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Prince or D. Peter Canty and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.
Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/James H. Stone James H. Stone	Chairman of the Board	July 29, 2003
/s/Joe R. Klutts Joe R. Klutts	Vice Chairman of the Board	July 29, 2003
/s/D. Peter Canty D. Peter Canty	President, Chief Executive Officer and Director (principal executive officer)	July 29, 2003
/s/James H. Prince James H. Prince	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)	July 29, 2003
/s/J. Kent Pierret J. Kent Pierret	Vice President and Chief Accounting Officer (principal accounting officer)	July 29, 2003
/s/Peter K. Barker Peter K. Barker	Director	July 29, 2003
/s/Robert A. Bernhard Robert A. Bernhard	Director	July 29, 2003
/s/B.J. Duplantis B.J. Duplantis	Director	July 29, 2003
/s/George R. Christmas George R. Christmas	Director	July 29, 2003
/s/Raymond B. Gary Raymond B. Gary	Director	July 29, 2003
/s/John P. Laborde John P. Laborde	Director	July 29, 2003
/s/Richard A. Pattarozzi Richard A. Pattarozzi	Director	July 29, 2003
/s/David R. Voelker David R. Voelker	Director	July 29, 2003